UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2012

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification Number)

3562 Eastham Drive Culver City, California	90232
(Address of principal executive offices)	(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing — Notice of additional 180 days to regain compliance.

On February 9, 2012, Bidz.com, Inc. received a letter from The NASDAQ Stock Market LLC that the staff of Nasdaq has determined that the Company is eligible for an additional 180 calendar day period, or until August 6, 2012, to regain compliance with Nasdaq’s minimum $1 bid price per share requirement for continued listing.  The staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market, with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If at any time during the additional time period the closing bid price of the Company’s security is at least $1 per share for a minimum of 10 consecutive business days, the letter states that the staff will provide written confirmation of compliance and the matter of the Company’s non-compliance with the minimum bid price requirement will be closed.  The letter notes, however, that Listing Rule 5810(c)(3)(F) provides that the staff may, in its discretion, require a company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, before determining that the company has demonstrated an ability to maintain long-term compliance.  The letter also states that if the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to the expiration date in order to timely regain compliance.

The second 180 day period described above relates exclusively to the bid price deficiency.  The Company may be delisted during the 180 days for failure to maintain compliance with any other listing requirements for which it is currently on notice or which occurs during the 180 day period.  In this regard, the Company does not currently comply with Nasdaq’s independent director and audit committee requirements, as set forth in Listing Rule 5605, because the vacancy in the seat for an independent director on the Company’s Board of Directors has not yet been filed, as disclosed more fully in the Company’s Form 8-K filed on January 13, 2012.  Nasdaq has provided the Company a cure period in order to regain compliance with this rule until the Company’s next annual shareholders’ meeting or May 17, 2012.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	The NASDAQ Stock Market LLC letter to Mr. Lawrence Kong, dated February 9, 2012 .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2012	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer